Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Laura C. Baldwin	Patricia G. Ball
Vice President of Finance and Investor Relations	Vice President of Marketing & PA
214-473-3969	214-473-3752
laura.baldwin@triadhospitals.com	pat.ball@triadhospitals.com

Triad Reports Fourth Quarter Results

PLANO, TX (February 21, 2006) – Triad Hospitals, Inc. (the “Company” or “Triad”) (NYSE: TRI) announced consolidated financial results for the three months and year ended December 31, 2005. For the three months, the Company reported revenues of $1.3 billion; earnings before interest, taxes, depreciation, amortization, and other items (“adjusted EBITDA”) of $176.7 million; net income of $54.6 million; income from continuing operations of $59.0 million; diluted earnings per share (“EPS”) of $0.63; and diluted EPS from continuing operations of $0.68.

On a same-facility basis compared to the prior year three-month period, inpatient admissions decreased 0.4%, adjusted admissions decreased 0.3%, and inpatient surgeries increased 2.1%. Excluding the impact of a change in insurance admission criteria at certain Alabama facilities and a shift in admissions from an existing Triad facility to a new Triad facility in the same market, the Company estimates that same-facility inpatient admissions increased approximately 1.6%. Patient revenue per adjusted admission increased 7.6%, patient revenues increased 7.2%, and revenues increased 7.0%. Revenue growth rates reflected the impact of both components of the Company’s self-pay discount policy (implemented October 2004 and April 2005); excluding self-pay discounts (which reduced net revenue relative to what it would have been without the discounts), the Company estimates that patient revenue per adjusted admission would have increased 10.8%, patient revenues would have increased 10.4%, and revenues would have increased 10.1%. Same-facility results included facilities owned for the full fourth quarter of both years.

For the three months, the Company reported a provision for doubtful accounts of $122.8 million, or 9.7% of revenue. Excluding the self-pay discounts of $45.2 million (which reduced both provision for doubtful accounts as a percent of net revenue and net revenue relative to what they would have been without the discounts), the Company estimates that the provision for doubtful accounts would have been 12.8% of revenue.

Triad has primarily utilized an accounts receivable lookback process, augmented by other analytical methods, to determine the allowance for doubtful accounts; this process has been performed every quarter since the Company’s inception. The AR lookback process for the fourth quarter of 2005 reflected a favorable estimation of the required allowance for doubtful accounts. Management was not comfortable with the favorable allowance estimation determined through the AR lookback process, however, because the self-pay discounts appear to have skewed the results; therefore, management relied more on other analytical methods to determine an appropriate allowance. Management has examined accounts receivable agings and recorded an allowance of approximately 62% of discounted self-pay receivables, which is more than that which the AR lookback process would have required. The allowance for doubtful accounts continues to include the $15 million that the Company recorded in third quarter 2003.

For the three months, cash flow from operating activities was $68.4 million, or $118.1 million excluding cash interest payments of $49.3 million and cash tax payments of $0.4 million. Cash flow from operations was negatively impacted by an increase in accounts receivable as a result of several items:

•	An increase in managed care revenues (which historically have slower collection rates than Medicare) as a percentage of total revenues;

•	A decrease in Medicare revenues (which historically have the quickest collection rates of any payer) as a percentage of total revenues;

•	New accounts receivable from Montclair Baptist Medical Center, which was acquired in the fourth quarter of 2005; and

•	Timing of claims billed and processed at Women and Children’s Hospital due to Hurricane Rita.

The Company spent $114.3 million on capital expenditures and $116.2 million on an acquisition and received proceeds of $14.6 million from asset sales. Triad collected $15.9 million from notes receivable and received $61.7 million in contributions from minority partners. The Company also paid debt principal of $0.6 million and received proceeds of $8.1 million from the issuance of common stock.

At December 31, cash and cash equivalents were $310.2 million, and the Company had $580 million available under its $600 million revolving line of credit, which was reduced by $20 million of outstanding letters of credit. Long-term debt outstanding was $1.7 billion, and stockholders’ equity totaled $2.9 billion.

For the year, the Company reported revenues of $4.7 billion; adjusted EBITDA of $712.4 million; net income of $226.0 million; income from continuing operations of $229.4 million; diluted EPS of $2.70; diluted EPS from continuing operations of $2.74; and diluted EPS from continuing operations excluding refinancing transaction costs of $2.80.

On a same-facility basis compared to the prior year, inpatient admissions increased 0.7%, adjusted admissions increased 0.2%, and inpatient surgeries increased 0.7%. Excluding the impact of a change in insurance admission criteria at certain Alabama facilities and a shift in admissions from an existing Triad facility to a new Triad facility in the same market, the Company estimates that same-facility inpatient admissions increased approximately 2.3%. Patient revenue per adjusted admission increased 6.5%, patient revenues increased 6.7%, and revenues increased 6.5%. Revenue growth rates reflected the impact of both components of the Company’s self-pay discount policy; excluding self-pay discounts of $147.6 million (which reduced net revenue relative to what it would have been without the discounts), the Company estimates that patient revenue per adjusted admission would have increased 9.8%, patient revenues would have increased 10.0%, and revenues would have increased 9.8%. Same-facility results included facilities owned for both full years.

For the year, the Company reported a provision for doubtful accounts of $403.3 million, or 8.5% of revenue. Excluding the self-pay discounts of $147.6 million (which reduced both provision for doubtful accounts as a percent of net revenue and net revenue relative to what they would have been without the discounts), the Company estimates that the provision for doubtful accounts would have been 11.3% of revenue.

For the year, cash flow from operating activities was $419.6 million, or $608.7 million excluding cash interest payments of $111.9 million and cash tax payments of $77.2 million. The Company spent $393.7 million on capital expenditures and $277.5 million on acquisitions during the year. Triad collected $15.9 million from notes receivable and received $71.2 million in contributions from minority partners. The Company also paid debt principal of $484.6 million, received proceeds of $520.0 million from the issuance of new debt, and received proceeds of $318.3 million from the issuance of common stock.

On October 4, 2005, the Company finalized an agreement (effective October 1) to acquire a 65% interest in a joint venture that owns Montclair Baptist Medical Center in Birmingham, Alabama, for $116.2

million. On January 27, 2006, the Company opened Mat-Su Regional Medical Center, a 74-bed replacement hospital in Palmer, Alaska that is owned by a joint venture of which Triad owns 76%. On February 1, 2006, Triad closed on a definitive agreement to acquire an 80% interest in a joint venture that owns Gateway Medical Center in Clarksville, Tennessee, for $25.6 million. On February 2, 2006, Triad closed on a definitive agreement (effective February 1) to acquire a 59% interest in a joint venture between Doctors Hospital of Stark County and Massillon Community Hospital for $11 million.

On January 1, 2006, the Company closed on the sale of three hospitals to Signature Hospital, LLC, for $75 million plus working capital of $15 million: Gulf Coast Medical Center in Wharton, Texas; Medical Park Hospital in Hope, Arkansas; and Pampa Regional Medical Center in Pampa, Texas. The results from these hospitals were reclassified as discontinued operations in the fourth quarter of 2005, with all prior periods restated. The Company expects to record a gain on the sale of approximately $28 million in the first quarter of 2006.

For 2006, Triad expects to achieve diluted EPS from continuing operations of approximately $2.81-2.93. Effective January 1, 2006, the Company began recording stock compensation expense, in accordance with Statement of Financial Accounting Standards (SFAS) 123(R); excluding stock compensation expense, which is expected to be approximately $20 million after-tax, or $0.23 per diluted share, Triad expects to achieve diluted EPS from continuing operations of approximately $3.04-3.16.

The Company’s 2006 diluted EPS guidance incorporates an expected provision for doubtful accounts of approximately 8.7% of net revenue in 2006. This reflects the expected impact of the Company’s self-pay discount policy, which reduces both revenue and the provision as a percent of net revenue in 2006 relative to what they would have been without the discounts. Excluding the self-pay discount policy, the Company expects the provision for doubtful accounts to be approximately 12.0% of net revenue in 2006. Triad believes that the provision will likely fluctuate from quarter to quarter during 2006 based on evolving business conditions and the effectiveness of Company actions in response, and this may impact 2006 EPS.

Because of an increase in the provision for doubtful accounts and information systems conversion costs, the Company expects 2007 diluted EPS to grow approximately 10-13%; however, beyond 2007, the Company expects to return to annual EPS growth in the mid-teens percent range.

Triad will conduct a conference call at 9:30 am Eastern Time (8:30 am Central Time) today, February 21, to discuss these results. To listen to the call, please call 800-822-4794, confirmation code 7389469. International participants, please call 913-981-4912, confirmation code 7389469. This conference call will be simulcast on the Internet via the Triad website at www.triadhospitals.com. A recorded replay of the call will be available for 14 days at 719-457-0820 or 888-203-1112, confirmation code 7389469.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. The Company currently operates 51 hospitals and 10 ambulatory surgery centers in 16 states with approximately 9,300 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting and advisory services to more than 180 independent community hospitals and health systems throughout the United States.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDA; the Company believes this information is useful to investors and other interested parties; such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies; reconciliation of this information to the most comparable GAAP measure is included as an attachment to this release. All references to “Company”, “Triad”, and “Triad Hospitals, Inc.” as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended December 31, 2005 and 2004

Unaudited

(Dollars in millions, except for earnings per share)

	For the three months ended
	2005		2004
	Amount	Percentage	Amount	Percentage
Revenues	$1,266.0	100.0%	$1,084.0	100.0%

Salaries and benefits	503.9	39.8%	433.8	40.0%
Reimbursable expenses	12.3	1.0%	12.3	1.1%
Supplies	217.2	17.2%	179.3	16.6%
Other operating expenses	240.3	18.9%	207.0	19.1%
Provision for doubtful accounts	122.8	9.7%	99.3	9.2%
Depreciation	51.0	4.0%	45.2	4.2%
Amortization	1.5	0.1%	1.6	0.2%
Interest expense	23.9	1.9%	24.9	2.3%
ESOP expense	3.2	0.3%	2.7	0.2%
Loss on sales of assets	0.4	0.0%	0.2	0.0%

Total operating expenses	1,176.5	92.9%	1,006.3	92.9%

Income from continuing operations before minority interests, equity in earnings and income tax provision	89.5	7.1%	77.7	7.1%
Minority interests in earnings of consolidated entities	(3.4)	(0.3%)	(0.3)	0.0%
Equity in earnings of affiliates	7.2	0.6%	3.1	0.3%

Income from continuing operations before income tax provision	93.3	7.4%	80.5	7.4%

Income tax provision	(34.3)	(2.7%)	(31.1)	(2.9%)

Income from continuing operations	59.0	4.7%	49.4	4.5%

Loss from discontinued operations	(4.4)	(0.4%)	(0.2)	0.0%

Net income	$54.6	4.3%	$49.2	4.5%

Basic income per common share:
Continuing operations	$0.69		$0.65
Discontinued operations	$(0.05)		$—

Net	$0.64		$0.65

Diluted income per common share:
Continuing operations	$0.68		$0.64
Discontinued operations	$(0.05)		$—

Net	$0.63		$0.64

Shares used in earnings per share calculations	85,244,736		76,098,302
Shares used in diluted earnings per share calculations	86,346,803		77,314,471

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended December 31, 2005 and 2004

Unaudited

(Dollars in millions)

	For the three months ended
	2005		2004
	Amount	Percentage	Amount	Percentage
Revenues	$1,266.0	100.0%	$1,084.0	100.0%

Salaries and benefits	503.9	39.8%	433.8	40.0%
Reimbursable expenses	12.3	1.0%	12.3	1.1%
Supplies	217.2	17.2%	179.3	16.6%
Other operating expenses	240.3	18.9%	207.0	19.1%
Provision for doubtful accounts	122.8	9.7%	99.3	9.2%
Equity in earnings of affiliates	(7.2)	(0.6%)	(3.1)	(0.3%)

	1,089.3	86.0%	928.6	85.7%

Adjusted EBITDA (1)	176.7	14.0%	155.4	14.3%

Depreciation	51.0	4.0%	45.2	4.2%
Amortization	1.5	0.1%	1.6	0.2%
Interest expense	23.9	1.9%	24.9	2.3%
ESOP expense	3.2	0.3%	2.7	0.2%
Loss on sales of assets	0.4	0.0%	0.2	0.0%
Minority interests in earnings of consolidated entities	3.4	0.3%	0.3	0.0%

	83.4	6.6%	74.9	6.9%

Income from continuing operations before income tax provision	93.3	7.4%	80.5	7.4%

Income tax provision	(34.3)	(2.7%)	(31.1)	(2.9%)

Income from continuing operations	59.0	4.7%	49.4	4.5%

Loss from discontinued operations	(4.4)	(0.4%)	(0.2)	0.0%

Net income	$54.6	4.3%	$49.2	4.5%

Basic income per common share:
Continuing operations	$0.69		$0.65
Discontinued operations	$(0.05)		$—

Net	$0.64		$0.65

Diluted income per common share:
Continuing operations	$0.68		$0.64
Discontinued operations	$(0.05)		$—

Net	$0.63		$0.64

Other data
Gross patient revenues	$3,639.1		$2,898.5
Revenue deductions	(2,426.7)		(1,864.2)

Net patient revenues	1,212.4		1,034.3
Non-patient revenues	53.6		49.7

Revenues	$1,266.0		$1,084.0

(1) Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, loss on sales of assets, minority interests, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad’s debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended December 31, 2005 and 2004

Unaudited

(Dollars in millions, except for earnings per share)

	For the years ended
	2005		2004
	Amount	Percentage	Amount	Percentage
Revenues	$4,747.3	100.0%	$4,218.0	100.0%

Salaries and benefits	1,940.2	40.8%	1,695.4	40.2%
Reimbursable expenses	51.1	1.1%	51.1	1.2%
Supplies	801.3	16.9%	692.4	16.4%
Other operating expenses	874.0	18.4%	781.2	18.6%
Provision for doubtful accounts	403.3	8.5%	427.2	10.1%
Depreciation	199.6	4.2%	172.3	4.1%
Amortization	6.3	0.1%	6.3	0.2%
Interest expense	101.6	2.2%	111.1	2.6%
Refinancing transaction costs	8.4	0.2%	76.0	1.8%
ESOP expense	14.1	0.3%	10.3	0.2%
Gain on sales of assets	(0.4)	0.0%	—	0.0%

Total operating expenses	4,399.5	92.7%	4,023.3	95.4%

Income from continuing operations before minority interests, equity in earnings and income tax provision	347.8	7.3%	194.7	4.6%
Minority interests in earnings of consolidated entities	(11.5)	(0.2%)	(1.4)	0.0%
Equity in earnings of affiliates	35.0	0.7%	20.5	0.5%

Income from continuing operations before income tax provision	371.3	7.8%	213.8	5.1%

Income tax provision	(141.9)	(3.0%)	(81.8)	(2.0%)

Income from continuing operations	229.4	4.8%	132.0	3.1%

Income (loss) from discontinued operations	(3.4)	(0.1%)	59.0	1.4%

Net income	$226.0	4.7%	$191.0	4.5%

Basic income per common share:
Continuing operations	$2.80		$1.76
Discontinued operations	$(0.04)		$0.78

Net	$2.76		$2.54

Diluted income per common share:
Continuing operations	$2.74		$1.72
Discontinued operations	$(0.04)		$0.77

Net	$2.70		$2.49

Shares used in earnings per share calculations	82,001,961		75,196,662
Shares used in diluted earnings per share calculations	83,603,359		76,597,925

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended December 31, 2005 and 2004

Unaudited

(Dollars in millions)

	For the years ended
	2005					2004
	Amount	Percentage	Reconciling Items	Amount	Percentage	Amount	Percentage	Reconciling Items	Amount	Percentage
Revenues	$4,747.3	100.0%	$—	$4,747.3	100.0%	$4,218.0	100.0%	$—	$4,218.0	100.0%

Salaries and benefits	1,940.2	40.8%	—	1,940.2	40.8%	1,695.4	40.2%	—	1,695.4	40.2%
Reimbursable expenses	51.1	1.1%	—	51.1	1.1%	51.1	1.2%	—	51.1	1.2%
Supplies	801.3	16.9%	—	801.3	16.9%	692.4	16.4%	—	692.4	16.4%
Other operating expenses	874.0	18.4%	—	874.0	18.4%	781.2	18.6%	—	781.2	18.6%
Provision for doubtful accounts	403.3	8.5%	—	403.3	8.5%	427.2	10.1%	—	427.2	10.1%
Equity in earnings of affiliates	(35.0)	(0.7%)	—	(35.0)	(0.7%)	(20.5)	(0.5%)	—	(20.5)	(0.5%)

	4,034.9	85.0%	—	4,034.9	85.0%	3,626.8	86.0%	—	3,626.8	86.0%

Adjusted EBITDA (1)	712.4	15.0%	—	712.4	15.0%	591.2	14.0%	—	591.2	14.0%

Depreciation	199.6	4.2%	—	199.6	4.2%	172.3	4.1%	—	172.3	4.1%
Amortization	6.3	0.1%	—	6.3	0.1%	6.3	0.2%	—	6.3	0.2%
Interest expense	101.6	2.2%	—	101.6	2.2%	111.1	2.6%	—	111.1	2.6%
Refinancing transaction costs	—	0.0%	8.4	8.4	0.2%	—	0.0%	76.0	76.0	1.8%
ESOP expense	14.1	0.3%	—	14.1	0.3%	10.3	0.2%	—	10.3	0.2%
Gain on sales of assets	(0.4)	0.0%	—	(0.4)	0.0%	—	0.0%	—	—	0.0%
Minority interests in earnings of consolidated entities	11.5	0.2%	—	11.5	0.2%	1.4	0.0%	—	1.4	0.0%

	332.7	7.0%	8.4	341.1	7.2%	301.4	7.1%	76.0	377.4	8.9%

Income from continuing operations before income tax provision	379.7	8.0%	(8.4)	371.3	7.8%	289.8	6.9%	(76.0)	213.8	5.1%
Income tax provision	(145.1)	(3.0%)	3.2	(141.9)	(3.0%)	(109.9)	(2.6%)	28.1	(81.8)	(2.0%)

Income from continuing operations	234.6	5.0%	(5.2)	229.4	4.8%	179.9	4.3%	(47.9)	132.0	3.1%
Income (loss) from discontinued operations	(3.4)	(0.1%)	—	(3.4)	(0.1%)	59.0	1.4%	—	59.0	1.4%

Net income	$231.2	4.9%	$(5.2)	$226.0	4.7%	$238.9	5.7%	$(47.9)	$191.0	4.5%

Basic income per common share:
Continuing operations	$2.86		$(0.06)	$2.80		$2.39		$(0.63)	$1.76
Discontinued operations	$(0.04)		$—	$(0.04)		$0.78		$—	$0.78

Net	$2.82		$(0.06)	$2.76		$3.17		$(0.63)	$2.54

Diluted income per common share:
Continuing operations	$2.80		$(0.06)	$2.74		$2.35		$(0.63)	$1.72
Discontinued operations	$(0.04)		$—	$(0.04)		$0.77		$—	$0.77

Net	$2.76		$(0.06)	$2.70		$3.12		$(0.63)	$2.49

Other data
Gross patient revenues	$13,410.7			$13,410.7		$11,226.1			$11,226.1
Revenue deductions	(8,873.8)			(8,873.8)		(7,205.7)			(7,205.7)

Net patient revenues	4,536.9			4,536.9		4,020.4			4,020.4
Non-patient revenues	210.4			210.4		197.6			197.6

Revenues	$4,747.3			$4,747.3		$4,218.0			$4,218.0

(1) Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sales of assets, minority interests, refinancing transaction costs, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad’s debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Expenses as % of Net Revenue – Pro Forma to Exclude Self-Pay Discounts (1)

For the Periods Ended December 31, 2005 & December 31, 2004

Unaudited

	For the three months ended		For the year ended
	12/31/05	12/31/04	12/31/05	12/31/04
	Percentage	Percentage	Percentage	Percentage
Revenues	100.0%	100.0%	100.0%	100.0%

Salaries and benefits	38.4%	39.7%	39.6%	40.1%
Reimbursable expenses	0.9%	1.1%	1.0%	1.2%
Supplies	16.6%	16.4%	16.4%	16.4%
Other operating expenses	18.3%	18.9%	17.8%	18.5%
Provision for doubtful accounts	12.8%	10.0%	11.3%	10.3%
Equity in earnings of affiliates	(0.5%)	(0.3%)	(0.7%)	(0.5%)

Adjusted EBITDA margin (2)	13.5%	14.2%	14.6%	14.0%

Depreciation	3.9%	4.1%	4.1%	4.1%
Amortization	0.1%	0.2%	0.1%	0.2%
Interest expense	1.8%	2.3%	2.1%	2.6%
Refinancing transaction costs	0.0%	0.0%	0.2%	1.8%
ESOP expense	0.3%	0.2%	0.3%	0.2%
(Gain) loss on sales of assets	0.0%	0.0%	0.0%	0.0%
Minority interests in earnings of consolidated entities	0.3%	0.0%	0.2%	0.0%

Income from continuing operations before income tax provision	7.1%	7.4%	7.6%	5.1%

Income tax provision	(2.6%)	(2.9%)	(2.9%)	(2.0%)

Income from continuing operations	4.5%	4.5%	4.7%	3.1%

Loss from discontinued operations	(0.3%)	(0.0%)	(0.1%)	1.4%

Net income	4.2%	4.5%	4.6%	4.5%

(1) Revenues and provision for doubtful accounts are pro forma to reflect the exclusion of self-pay discounts of $45.2 million for the three months ended 12/31/05, $147.6 million for the year ended 12/31/05, and $9.7 million for both the three months and year ended 12/31/04.

(2) Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, (gain) loss on sales of assets, minority interests, refinancing transaction costs, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad’s debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Consolidated Balance Sheets

Unaudited

(Dollars in millions)

	December 31, 2005	December 31, 2004
Assets
Current assets
Cash and cash equivalents	$310.2	$56.6
Accounts receivable less allowances for doubtful accounts of $292.8 at December 31, 2005 and $311.3 at December 31, 2004	800.2	633.7
Inventories	130.0	110.9
Deferred income taxes	31.8	58.0
Prepaid expenses	41.1	40.9
Discontinued operations assets	67.6	161.8
Other	93.0	81.5

	1,473.9	1,143.4
Property and equipment, at cost:
Land	182.3	170.3
Buildings and improvements	1,739.3	1,423.8
Equipment	1,449.1	1,201.2
Construction in progress	226.3	311.7

	3,597.0	3,107.0
Accumulated depreciation	(1,012.8)	(843.0)

	2,584.2	2,264.0
Goodwill	1,301.6	1,199.4
Intangible assets, net of accumulated amortization	71.7	71.4
Investment in and advances to affiliates	204.8	198.9
Other	100.7	104.3

Total assets	$5,736.9	$4,981.4

Liabilities and Equity
Current liabilities
Accounts payable	$197.5	$137.3
Accrued salaries	126.8	115.1
Current portion of long-term debt	7.7	79.7
Current income taxes payable	17.1	—
Discontinued operations liabilities	3.1	57.0
Other current liabilities	163.1	160.7

	515.3	549.8
Long-term debt	1,695.8	1,587.3
Other liabilities	167.8	138.8
Deferred taxes	201.9	218.3
Minority interests in equity of consolidated entities	228.4	143.9

Stockholders’ equity
Common stock	0.9	0.8
Additional paid-in capital	2,331.6	1,976.8
Accumulated other comprehensive loss	(1.6)	(1.7)
Unearned ESOP compensation	(10.4)	(13.8)
Accumulated earnings	607.2	381.2

Total stockholders’ equity	2,927.7	2,343.3

Total liabilities and stockholders’ equity	$5,736.9	$4,981.4

Triad Hospitals, Inc.

Consolidated Statements of Cash Flows

For the Periods Ended December 31, 2005 and 2004

Unaudited

(Dollars in millions)

	For the three months ended		For the years ended
	2005	2004	2005	2004
Cash flows from operating activities
Net income	$54.6	$49.2	$226.0	$191.0
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	4.4	0.2	3.4	(59.0)
Provision for doubtful accounts	122.8	99.3	403.3	427.2
Depreciation and amortization	52.5	46.8	205.9	178.6
ESOP expense	3.2	2.7	14.1	10.3
Minority interests	3.4	0.3	11.5	1.4
Equity in earnings of affiliates	(7.2)	(3.1)	(35.0)	(20.5)
(Gain) loss on sales of assets	0.4	0.2	(0.4)	—
Deferred income tax provision (benefit)	(13.1)	10.3	12.2	3.3
Refinancing transaction costs	—	—	8.4	76.0
Non-cash interest expense	0.8	0.3	4.0	5.8
Non-cash stock option expense	0.6	0.2	2.0	1.1
Increase (decrease) in cash from operating assets and liabilities
Accounts receivable	(179.0)	(132.2)	(549.9)	(470.6)
Inventories and other assets	(14.1)	13.5	(16.9)	(14.0)
Accounts payable and other current liabilities	34.0	(19.3)	107.0	(7.5)
Other	5.1	8.0	24.0	35.0

Net cash provided by operating activities	68.4	76.4	419.6	358.1

Cash flows from investing activities
Purchases of property and equipment	(114.3)	(105.6)	(393.7)	(436.0)
Distributions and advances (to) from affiliates	(1.3)	4.5	20.3	12.7
Proceeds received on disposals of assets, net	14.6	0.2	50.5	230.5
Acquisitions, net of cash acquired	(116.2)	(16.0)	(277.5)	(16.9)
Proceeds from collections of notes receivable	15.9	—	15.9	—
Other	0.2	(0.1)	—	(0.2)

Net cash used in investing activities	(201.1)	(117.0)	(584.5)	(209.9)

Cash flows from financing activities
Payments of long-term debt	(0.6)	(20.9)	(484.6)	(769.8)
Proceeds from issuance of long-term debt	—	—	520.0	675.0
Payment of debt issue costs	—	0.4	(6.4)	(8.7)
Payment of refinancing transactions costs	—	—	—	(65.8)
Proceeds from issuance of common stock	8.1	25.1	318.3	50.1
Contributions from minority partners, net	61.7	4.0	71.2	13.4

Net cash provided by (used in) financing activities	69.2	8.6	418.5	(105.8)

Change in cash and cash equivalents	(63.5)	(32.0)	253.6	42.4

Cash and cash equivalents at beginning of period	373.7	88.6	56.6	14.2

Cash and cash equivalents at end of period	$310.2	$56.6	$310.2	$56.6

Interest payments	49.3	49.4	111.9	117.7
Income tax payments	0.4	14.5	77.2	96.3

Triad Hospitals, Inc.

Operating Data – Same-Facility (1)

Unaudited

	For the three months ended December 31,
	2005	2004	Change
Volume Statistics (2)
Number of hospitals	45	45	—
Licensed beds	7,696	7,475	221
Admissions	73,746	74,048	(0.4%)
Average length of stay (days)	4.7	4.7	0.0%
Inpatient surgeries	29,473	28,869	2.1%
Outpatient surgeries	66,196	66,162	0.1%
Outpatient visits (excluding outpatient surgeries)	901,406	897,077	0.5%
Outpatient visits (including outpatient surgeries)	967,602	963,239	0.5%
Adjusted patient days	586,917	590,807	(0.7%)
Adjusted admissions	126,190	126,624	(0.3%)

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,888.9	$1,750.7	7.9%
Patient revenue per adjusted admission	$8,785.4	$8,168.3	7.6%

Revenues (millions)
Inpatient % of patient revenues (2)	54%	53%	1.0%
Outpatient % of patient revenues (2)	46%	47%	(1.0%)
Patient revenues (2)	$1,108.7	$1,034.3	7.2%
Non-patient revenues (3)	$51.4	$49.7	3.4%
Revenues	$1,160.1	$1,084.0	7.0%

(1) Same-facility operating data include facilities owned and operated in the full fourth quarter both years. They:

– Exclude Medical Center of South Arkansas (166 beds), owned 50% and reported on an equity (non-consolidated) basis;

– Exclude Northwest Medical Center – Oro Valley (96 beds), opened January 2005;

– Exclude Deaconess Hospital (322 beds), acquired April 2005;

– Exclude Montclair Baptist Medical Center (560 beds), acquired October 2005;

– Exclude Gateway Medical Center (206 beds), acquired February 2006;

– Exclude Massillon Community Hospital (256 beds), acquired February 2006;

– Exclude facilities reclassified to discontinued operations.

(2) Volume statistics, rate statistics, and patient revenues:

– Exclude the QHR hospital management, consulting and advisory services subsidiary.

(3) Non-patient revenues:

– Include the QHR hospital management, consulting and advisory services subsidiary;

– Include other sources.

Triad Hospitals, Inc.

Operating Data – Same-Facility (1)

Unaudited

	For the years ended December 31,
	2005	2004	Change
Volume Statistics (2)
Number of hospitals	43	43	—
Licensed beds	7,621	7,400	221
Admissions	297,694	295,768	0.7%
Average length of stay (days)	4.7	4.7	0.0%
Inpatient surgeries	116,909	116,083	0.7%
Outpatient surgeries	263,592	264,485	(0.3%)
Outpatient visits (excluding outpatient surgeries)	3,598,634	3,516,802	2.3%
Outpatient visits (including outpatient surgeries)	3,862,226	3,781,287	2.1%
Adjusted patient days	2,351,884	2,347,736	0.2%
Adjusted admissions	505,600	504,658	0.2%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,817.3	$1,706.9	6.5%
Patient revenue per adjusted admission	$8,453.6	$7,940.6	6.5%

Revenues (millions)
Inpatient % of patient revenues (2)	54%	53%	1.0%
Outpatient % of patient revenues (2)	46%	47%	(1.0%)
Patient revenues (2)	$4,274.2	$4,007.3	6.7%
Non-patient revenues (3)	$205.5	$197.4	4.1%
Revenues	$4,479.7	$4,204.7	6.5%

(1) Same-facility operating data include facilities owned and operated in both full years. They:

– Exclude Medical Center of South Arkansas (166 beds), owned 50% and reported on an equity (non-consolidated) basis;

– Exclude Mesa View Regional Hospital (25 beds), opened July 2004;

– Exclude Dukes Memorial Hospital (50 beds), acquired October 2004;

– Exclude Northwest Medical Center – Oro Valley (96 beds), opened January 2005;

– Exclude Deaconess Hospital (322 beds), acquired April 2005;

– Exclude Montclair Baptist Medical Center (560 beds), acquired October 2005;

– Exclude Gateway Medical Center (206 beds), acquired February 2006;

– Exclude Massillon Community Hospital (256 beds), acquired February 2006;

– Exclude facilities reclassified to discontinued operations.

(2) Volume statistics, rate statistics, and patient revenues:

– Exclude the QHR hospital management, consulting and advisory services subsidiary.

(3) Non-patient revenues:

– Include the QHR hospital management, consulting and advisory services subsidiary;

– Include other sources.

Triad Hospitals, Inc.

Operating Data – Pro Forma for Acquisitions & Divestitures (1)

Unaudited

	For the three months ended December 31,
	2005	2004	Change
Volume Statistics (2)
Number of hospitals	48	47	1
Licensed beds	8,674	8,348	326
Admissions	81,806	81,294	0.6%
Average length of stay (days)	4.7	4.7	0.0%
Inpatient surgeries	32,701	31,208	4.8%
Outpatient surgeries	71,925	70,431	2.1%
Outpatient visits (excluding outpatient surgeries)	994,424	990,645	0.4%
Outpatient visits (including outpatient surgeries)	1,066,349	1,061,076	0.5%
Adjusted patient days	652,440	646,953	0.8%
Adjusted admissions	138,451	137,294	0.8%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,858.3	$1,728.2	7.5%
Patient revenue per adjusted admission	$8,757.1	$8,143.7	7.5%

Revenues (millions)
Inpatient % of patient revenues (2)	55%	53%	2.0%
Outpatient % of patient revenues (2)	45%	47%	(2.0%)
Patient revenues (2)	$1,212.4	$1,118.1	8.4%
Non-patient revenues (3)	$53.6	$51.4	4.3%
Revenues	$1,266.0	$1,169.5	8.3%

(1) Pro forma operating data:

- Exclude Medical Center of South Arkansas (166 beds), owned 50% and reported on an equity (non-consolidated) basis;

- Include Northwest Medical Center – Oro Valley (96 beds), opened January 2005, from date of opening;

- Include Deaconess Hospital (322 beds), acquired April 2005, on a pro forma basis as if owned since January 1, 2004;

- Include Montclair Baptist Medical Center (560 beds), acquired October 2005, on a pro forma basis as if owned since January 1, 2004;

- Exclude Gateway Medical Center (206 beds), acquired February 2006;

- Exclude Massillon Community Hospital (256 beds), acquired February 2006;

- Exclude facilities reclassified to discontinued operations.

(2) Volume statistics, rate statistics, and patient revenues:

- Exclude the QHR hospital management, consulting and advisory services subsidiary.

(3) Non-patient revenues:

- Include the QHR hospital management, consulting and advisory services subsidiary;

- Include other sources.

Triad Hospitals, Inc.

Operating Data – Pro Forma for Acquisitions & Divestitures (1)

Unaudited

	For the years ended December 31,
	2005	2004	Change
Volume Statistics (2)
Number of hospitals	48	47	1
Licensed beds	8,674	8,348	326
Admissions	332,989	329,527	1.1%
Average length of stay (days)	4.7	4.7	0.0%
Inpatient surgeries	129,383	126,888	2.0%
Outpatient surgeries	286,894	283,758	1.1%
Outpatient visits (excluding outpatient surgeries)	4,046,916	3,946,137	2.6%
Outpatient visits (including outpatient surgeries)	4,333,810	4,229,895	2.5%
Adjusted patient days	2,641,819	2,601,142	1.6%
Adjusted admissions	560,770	552,727	1.5%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,795.9	$1,686.2	6.5%
Patient revenue per adjusted admission	$8,460.6	$7,935.3	6.6%

Revenues (millions)
Inpatient % of patient revenues (2)	55%	53%	2.0%
Outpatient % of patient revenues (2)	45%	47%	(2.0%)
Patient revenues (2)	$4,744.5	$4,386.0	8.2%
Non-patient revenues (3)	$214.2	$205.0	4.5%
Revenues	$4,958.7	$4,591.0	8.0%

(1) Pro forma operating data:

- Exclude Medical Center of South Arkansas (166 beds), owned 50% and reported on an equity (non-consolidated) basis;

- Include Northwest Medical Center – Oro Valley (96 beds), opened January 2005, from date of opening;

- Include Deaconess Hospital (322 beds), acquired April 2005, on a pro forma basis as if owned since January 1, 2004;

- Include Montclair Baptist Medical Center (560 beds), acquired October 2005, on a pro forma basis as if owned since January 1, 2004;

- Exclude Gateway Medical Center (206 beds), acquired February 2006;

- Exclude Massillon Community Hospital (256 beds), acquired February 2006;

- Exclude facilities reclassified to discontinued operations.

(2) Volume statistics, rate statistics, and patient revenues:

- Exclude the QHR hospital management, consulting and advisory services subsidiary.

(3) Non-patient revenues:

- Include the QHR hospital management, consulting and advisory services subsidiary;

- Include other sources.